UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2025, Global Technology, Inc. (“Global Technology”), a wholly owned subsidiary of Applied Optoelectronics, Inc. entered into a one-year credit facility totaling 82,000,000 RMB (the “Credit Facility”), with Shanghai Pudong Development Bank Co., Ltd., in Ningbo City, China (the “Bank”). Borrowing under the Credit Facility will be used to repay the Company’s outstanding loans with China Zheshang Bank Co., Ltd., and for general corporate and capital investment purposes.

Borrowing under the Credit Facility will mature on July 18, 2026 and will bear interest equal to the Bank’s published twelve (12) month prime loan rate, minus 0.4%. As of the execution of the Credit Facility agreement, the Bank’s published 12 months prime loan rate is 3.0%. Under the Credit Facility, Global Technology will make monthly payments of accrued interest; principal shall be repaid upon maturity.

Global Technology’s obligations under the Credit Facility are unsecured. The agreement for the Credit Facility also contains rights and obligations, representations and warranties, and events of default applicable to the Company that are customary for agreements of this type.

The foregoing description of the Credit Facility do not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the translation of the full text of the RMB Working Capital Loan Contract which is attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On July 23, 2025, Global Technology used the newly acquired Credit Facility described in Item 1.01 of this Current Report on Form 8-K, together with other available funds, to repay certain outstanding amounts under its five-year revolving credit line with China Zheshang Bank Co., Ltd. (the “CZB Credit Line”), which was originally entered into on June 7, 2022.

Under the CZB Credit Line, the Company was allowed up to 200,000,000 RMB of borrowing capacity for general corporate and capital investment purposes. Global repaid the outstanding balances of 62,000,000 RMB in working capital loans and 85,507,000 RMB in acceptance bills under the CZB Credit Line. Upon repayment, Global Technology terminated the agreements associated with the CZB Credit Line. There were no penalties associated with either of the above mentioned early payments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Facility is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Working Capital Loan Contract (RMB82,000,000), between Global Technology, Inc. and Shanghai Pudong Development Bank Co., Ltd., dated July 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ DAVID C. KUO
	Name:	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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